UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2014

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure
The quarterly cash dividend program of the Company results in adjustments to the conversion rate and effective conversion price for each issuance of the Company's convertible senior debentures, specifically, the 2.25% Convertible Senior Debentures due 2040, the 2.25% Convertible Senior Debentures due 2041, and the 2.25% Convertible Senior Debentures due 2042. As required by the indentures governing the terms of each issuance of debentures, the Company has delivered a notice and officers' certificate to the trustees regarding these adjustments.

Pursuant to the indentures governing the terms of each issuance of debentures, effective November 24, 2014 (the ex-dividend date), the adjusted conversion rate and adjusted effective conversion price are as follows (subject to the conditions applicable to conversion of debentures set forth in the indentures):

	Due 2040	Due 2041	Due 2042

Conversion Rate (shares of common stock per $1,000 principal amount of debentures)	73.2147	53.4282	86.0829
Effective conversion price (per share)	$13.66	$18.72	$11.62

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2014

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer